EXHIBIT 16


PRICEWATERHOUSECOOPERS
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                                                    PricewaterhouseCoopers LLP
                                                    200 South Biscayne Boulevard
                                                    Suite 1900
                                                    Miami FL 33131
                                                    Telephone (305) 375 7400
                                                    Facsimile (305) 375 6221

August 17, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549




Commissioners:

We have read the statements made by American Eco Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K for a date of report August 3, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP